UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 6, 2023
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

3 Year Revolving Facility Agreement

On October 6, 2023, Bunge Finance Europe B.V. (“BFE”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured $1.75 billion (the “Total Commitment”) revolving credit facility (the “Revolving Credit Facility”), with Crédit Agricole Corporate and Investment Bank, as agent, and certain lenders party thereto (the “Lenders”). BFE may from time to time, with the consent of the agent, request one or more of the existing Lenders or new lenders to increase the Total Commitments in an amount not to exceed $1.75 billion pursuant to an accordion provision set forth in the Revolving Credit Facility. The Revolving Credit Facility matures on October 6, 2026. BFE has the option to request an extension of the maturity date of the Revolving Credit Facility for two additional one-year periods. Each Lender in its sole discretion may agree to any such extension request. BFE may use proceeds from borrowings under the Revolving Credit Facility for general corporate purposes. The Revolving Credit Facility replaced an existing $1.75 billion revolving facility agreement, dated December 16, 2021, as amended on April 26, 2022, and as further amended and restated on June 21, 2023 (the “Terminated Revolving Facility Agreement”), among BFE, Crédit Agricole Corporate and Investment Bank, as agent, and certain lenders party thereto. No borrowings were outstanding under the Terminated Revolving Facility Agreement on October 6, 2023.

The Revolving Credit Facility provides that Bunge’s obligations as the existing guarantor will be automatically assigned to Bunge Global SA, the new Swiss holding company (“Bunge Global”), as successor guarantor, effective at the completion of the previously announced redomestication (the “Redomestication”) from Bermuda to Switzerland, which remains subject to various conditions, including the approval of the Supreme Court of Bermuda and is expected to be completed later this year.

Borrowings under the Revolving Credit Facility will bear interest, at BFE’s option, at the daily simple or term Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment, which will vary from 0.05% to 0.25% based on the tenor of the interest period selected, plus a margin, which will vary from 0.25% to 0.90%, based on the senior long-term unsecured debt rating (the “Rating Level”) provided by Moody’s Investors Services Inc. (Moody’s) and S&P Global Ratings (S&P). The applicable margin is also subject to certain premiums or discounts tied to certain sustainability criteria, including, but not limited to, science based targets (SBTs) that define Bunge’s climate goals within its operations and a commitment to eliminate deforestation in its supply chains in 2025. Amounts under the Revolving Credit Facility that remain undrawn are subject to a commitment fee payable quarterly in arrears at a rate of 35% of the margin specified above, which will vary based on the Rating Level at each such quarterly payment date. BFE also will pay a fee that will vary from 0.10% to 0.40% based on BFE’s utilization of the Revolving Credit Facility.

The Revolving Credit Facility contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BFE, among other things, to incur liens, incur indebtedness, or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BFE under the Revolving Credit Facility are guaranteed by Bunge, as existing guarantor, and will be guaranteed by Bunge Global, as successor guarantor, effective automatically at the completion of the Redomestication pursuant to a guaranty agreement, dated October 6, 2023 (the “Guaranty”). The Guaranty, among other customary covenants, requires Bunge to maintain a specified minimum total consolidated current assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum balance of secured indebtedness.

From time to time, certain of the Lenders under the Revolving Credit Facility and/or their affiliates provide financial services to Bunge, Bunge Global, BFE and other subsidiaries of Bunge and Bunge Global.

The foregoing descriptions of the Revolving Credit Facility and the related Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents included as Exhibits 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Prepayment and Termination of Term Loan Facility

On October 6, 2023, BLFC prepaid and terminated its 5-year Term Loan Agreement, dated as of July 1, 2019, as amended as of December 15, 2021, as further amended as of June 21, 2023 (the “Terminated Term Loan Agreement”), with Sumitomo Mitsui Banking Corporation, as administrative agent, and certain lenders party thereto. On October 6, 2023, BLFC prepaid the Terminated Term Loan Agreement in the amounts of ¥30.7 billion for Tranche A and $90 million for Tranche B.

Item 1.02 Termination of Material Definitive Agreements

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Terminated Revolving Facility Agreement and the Terminated Term Loan Agreement is hereby incorporated by reference in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1	Facility Agreement, dated October 6, 2023, related to the BFE Revolving Credit Facility
10.2	Guaranty, dated October 6, 2023, related to the BFE Revolving Credit Facility
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain confidential information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company will furnish supplementally a copy of any redacted information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2023

BUNGE LIMITED

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary